Exhibit 99.1

DFIN Reports Second-Quarter 2026 Results

CHICAGO – July 30, 2026 – Donnelley Financial Solutions, Inc. (NYSE: DFIN) (the “Company” or “DFIN”) today reported financial results for the second quarter of 2026.

	Second-Quarter 2026	Second-Quarter 2025	$ Change	% Change
Net Sales	$224.2 million	$218.1 million	$6.1 million	2.8%
Net Earnings	$36.4 million	$36.1 million	$0.3 million	0.8%
Adjusted EBITDA(a)	$82.3 million	$76.3 million	$6.0 million	7.9%
Operating Cash Flow(b)	$74.7 million	$68.4 million	$6.3 million	9.2%
Free Cash Flow(a)	$61.2 million	$51.7 million	$9.5 million	18.4%
Diluted Shares Outstanding(c)	25.3 million	28.2 million	(2.9 million)	(10.3%)

Highlights for the second quarter of 2026:

•
Total net sales of $224.2 million, an increase of $6.1 million, or 2.8%, from the second quarter of 2025. Total net sales were comprised of:
o
Software solutions net sales of $99.4 million, an increase of $7.2 million, or 7.8%,
o
Tech-enabled services net sales of $90.2 million, an increase of $5.0 million, or 5.9%,
o
Print and distribution net sales of $34.6 million, a decrease of $6.1 million, or 15.0%.
•
Software solutions net sales accounted for 44.3% of total net sales, up from 42.3% in the second quarter of 2025.
•
Net earnings of $36.4 million, or $1.44 per diluted share, as compared to $36.1 million, or $1.28 per diluted share, in the second quarter of 2025.
•
Adjusted EBITDA(a) of $82.3 million, up $6.0 million, or 7.9%, from the second quarter of 2025; Adjusted EBITDA margin(a) of 36.7%, up approximately 170 basis points from the second quarter of 2025.
•
Gross leverage(a) of 0.8x and net leverage(a) of 0.7x as of June 30, 2026.
•
The Company repurchased 763,451 shares for approximately $34.7 million at an average price of $45.48 per share. As of June 30, 2026, there was $125.4 million remaining on our current $150 million share repurchase authorization.
•
Appointed Ken Napolitano as Chief Revenue Officer to advance the Company’s sales transformation and support its long-term growth strategy.

(a) Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, gross leverage and net leverage are non-GAAP financial measures that exclude the impact of certain items noted in the reconciliation tables below. The tables below provide reconciliations to the most comparable GAAP measures.

(b) Defined as net cash provided by operating activities.

(c) Defined as diluted weighted-average number of common shares outstanding.

“We are pleased with our strong second-quarter results, which reflect continued momentum in our operating performance, as we delivered the third consecutive quarter of consolidated net sales growth, an increase in Adjusted EBITDA, and Adjusted EBITDA margin expansion. Total net sales increased by 2.8% from the second quarter of 2025, primarily driven by a rebound in capital markets transactional activity as well as continued growth of our software solutions, despite a moderate decline in traditional compliance revenue, part of which was related to lower print and distribution revenue. The growth in higher-margin capital markets transactional and software solutions net sales, along with the impact of permanent changes to our cost structure and ongoing operating efficiencies, expanded second-quarter Adjusted EBITDA margin to 36.7%, an increase of approximately 170 basis points year-over-year. Additionally, improved profitability combined with lower capital expenditures resulted in strong improvements in both operating cash flow and free cash flow,” said Daniel N. Leib, DFIN’s President and Chief Executive Officer.

Leib continued, “During the second quarter, we continued to execute our strategy to expand the adoption of our software solutions offerings. We delivered record quarterly software solutions net sales of $99.4 million, an increase of 7.8% compared to the second quarter of 2025, driven by the continued momentum in ActiveDisclosure, a component of our compliance offerings, which grew approximately 29%. Venue delivered strong sequential net sales improvement, which resulted in modest year-over-year growth despite overlapping a large project which benefited last year’s second-quarter sales. Software solutions net sales made up 44.3% of second-quarter 2026 total net sales, an increase from 42.3% of last year’s second-quarter sales mix. In addition, the capital markets transactional environment remained active during the second quarter, despite heightened geopolitical uncertainty and market volatility, resulting in better-than-expected transactional revenue.”

“Our second-quarter performance, including the momentum of our top- and bottom-line results, highlights the progress we are making in our transformation. Our strategy and focus have resulted in DFIN being fundamentally and sustainably more profitable, as we continue to invest to achieve a more recurring sales mix, while aggressively managing our cost structure and being disciplined stewards of capital. While the macroeconomic outlook remains uncertain, the combination of our market position, cost structure, and strong balance sheet positions us well heading into the back half of the year,” Leib concluded.

Net Sales

Net sales in the second quarter of 2026 were $224.2 million, an increase of $6.1 million, or 2.8%, from the second quarter of 2025. Net sales increased primarily due to higher capital markets transactional volumes and growth in software solutions net sales, primarily driven by ActiveDisclosure, partially offset by lower capital markets and investment companies traditional compliance revenue, part of which is related to lower print and distribution volumes.

Net Earnings

For the second quarter of 2026, net earnings were $36.4 million, or $1.44 per diluted share, as compared to $36.1 million, or $1.28 per diluted share, in the second quarter of 2025. Net earnings in the second quarter of 2026 included after-tax charges of $8.1 million, or $0.32 per diluted share, primarily related to share-based compensation expense and restructuring, impairment and other charges, net. Net earnings in the second quarter of 2025 included after-tax charges of $6.0 million, or $0.21 per diluted share, primarily related to share-based compensation expense and restructuring, impairment and other charges, net.

Adjusted EBITDA and Adjusted Non-GAAP Net Earnings

For the second quarter of 2026, Adjusted EBITDA was $82.3 million, an increase of $6.0 million as compared to the second quarter of 2025. Adjusted EBITDA margin was 36.7%, up approximately 170 basis points from the second quarter of 2025. The increase in Adjusted EBITDA and Adjusted EBITDA margin was primarily due to higher net sales, a favorable sales mix driven by the growth in higher-margin software solutions and tech-enabled services net sales, and cost control initiatives, partially offset by higher selling expense as a result of the increase in sales volumes.

For the second quarter of 2026, adjusted non-GAAP net earnings were $44.5 million, or $1.76 per diluted share, as compared to $42.1 million, or $1.49 per diluted share, in the second quarter of 2025.

Reconciliations of reported net sales to organic net sales and consolidated net earnings (loss) to Adjusted EBITDA, Adjusted EBITDA margin and adjusted non-GAAP net earnings are presented in the tables.

Guidance

The Company provides the following guidance for the third quarter of 2026.

Third-Quarter Guidance
Total net sales	$175 million to $185 million
Adjusted EBITDA margin	26% to 28%
Capital markets transactional net sales	$45 million to $50 million

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Use of Forward-Looking Statements” section below for information on the factors that could cause actual results to differ materially from these forward-looking statements.

Adjusted EBITDA margin guidance presented above is provided on a non-GAAP basis only, without providing a reconciliation to guidance provided on a GAAP basis because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.” The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations.

Company Results and Conference Call

DFIN’s earnings press release for the second quarter of 2026, which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K that has been furnished to the SEC on July 30, 2026, is available on the Company’s investor relations website at investor.dfinsolutions.com. A supplemental trending schedule of historical results, including additional breakouts of segment-level net sales, is also available on the Company’s investor relations website.

DFIN will hold a conference call and webcast on July 30, 2026, at 9:00 a.m. Eastern time to discuss financial results for the second quarter of 2026, provide a general business update and respond to analyst questions.

A live webcast of the call will also be available on the Company’s investor relations website. Please visit investor.dfinsolutions.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.

If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release and related financial tables.

About DFIN

DFIN is the leading global provider of compliance and regulatory software and services, fueling end-to-end investment company regulatory compliance needs, complex capital markets transactions, and essential financial reporting at every stage of the corporate lifecycle. Our mission is simple: to empower clients with the software and support they need to stay ahead of public company filings, investment company filings, private reporting, and beneficial owner reporting, while enhancing workflow efficiency. We bring deep expertise to every engagement, driving transparency and collaboration built on confidence and reliability. Learn more at DFINsolutions.com or follow us on LinkedIn.

Investor Contact:

Mike Zhao

Investor Relations

investors@dfinsolutions.com

Use of Non-GAAP Information

This news release contains certain non-GAAP financial measures, including non-GAAP gross profit, adjusted non-GAAP gross profit, non-GAAP gross margin, adjusted non-GAAP selling, general and administrative expenses (“SG&A”), adjusted non- GAAP income from operations, adjusted non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, adjusted non-GAAP net earnings, adjusted non-GAAP earnings per diluted share, Free Cash Flow and organic net sales. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

The Company’s non-GAAP statement of operations measures, which include non-GAAP gross profit, adjusted non-GAAP gross profit, non-GAAP gross margin, adjusted non-GAAP SG&A, adjusted non-GAAP income from operations, adjusted non- GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, adjusted non-GAAP net earnings and adjusted non-GAAP net earnings per diluted share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations. These adjusted measures exclude the impact of expenses associated with the Company’s pension plan settlement charge, non-income tax, net, accelerated rent (benefit) expense, share-based compensation expense and eliminate potential differences in results of operations between periods caused by factors such as historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges, net and gain or loss on certain investments, business sales and asset sales.

Free Cash Flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the changes in foreign currency exchange rates and the impact of dispositions.

These non-GAAP financial measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies.

Use of Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of DFIN and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about DFIN management’s beliefs and expectations, are forward-looking statements. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While DFIN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond DFIN’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from DFIN’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in DFIN periodic public filings with the SEC, including but not limited to those discussed under “Special Note Regarding Forward-Looking Statements” and in Part I, Item 1A. Risk Factors of DFIN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, those discussed under “Special Note Regarding Forward-Looking Statements” in DFIN’s Quarterly Reports on Form 10-Q and in other investor communications of DFIN’s from time to time. DFIN does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in millions, except per share data)

	June 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$25.3	$24.5
Receivables, less allowances for expected losses of $23.2 in 2026 (2025 - $20.9)	193.1	143.0
Prepaid expenses and other current assets	36.8	43.9
Total current assets	255.2	211.4
Property, plant and equipment, net	7.1	8.8
Operating lease right-of-use assets	7.6	7.6
Software, net	86.4	92.9
Goodwill	405.5	405.8
Deferred income taxes, net	41.7	43.7
Other noncurrent assets	30.8	30.2
Total assets	$834.3	$800.4

Liabilities
Accounts payable	$22.4	$23.7
Current portion of long-term debt	5.8	5.8
Operating lease liabilities	3.4	3.9
Accrued liabilities	160.9	166.6
Total current liabilities	192.5	200.0
Long-term debt	198.2	165.5
Deferred compensation liabilities	13.2	12.5
Pension and other postretirement benefits plans liabilities	23.4	23.8
Noncurrent operating lease liabilities	4.3	3.3
Other noncurrent liabilities	15.3	16.1
Total liabilities	446.9	421.2

Equity
Preferred stock, $0.01 par value
Authorized: 1.0 shares; Issued: None	—	—
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued and outstanding: 40.3 shares and 24.7 shares in 2026 (2025 - 39.6 shares and 25.6 shares)	0.4	0.4
Treasury stock, at cost: 15.6 shares in 2026 (2025 - 14.0 shares)	(607.4)	(530.3)
Additional paid-in capital	384.3	367.8
Retained earnings	630.8	560.9
Accumulated other comprehensive loss	(20.7)	(19.6)
Total equity	387.4	379.2
Total liabilities and equity	$834.3	$800.4

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Statements of Operations

(UNAUDITED)

(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales
Software solutions	$99.4	$92.2	$191.1	$176.8
Tech-enabled services	90.2	85.2	160.3	161.7
Print and distribution	34.6	40.7	78.3	80.7
Total net sales	224.2	218.1	429.7	419.2
Cost of sales (a)
Software solutions	28.2	26.4	55.8	54.0
Tech-enabled services	29.8	31.6	56.6	58.9
Print and distribution	18.2	21.2	37.7	39.3
Total cost of sales	76.2	79.2	150.1	152.2
Selling, general and administrative expenses (a)	74.7	70.0	142.1	135.8
Depreciation and amortization	15.0	15.1	30.0	29.2
Restructuring, impairment and other charges, net	2.3	1.0	3.0	3.9
Other operating income, net	—	—	—	(0.5)
Income from operations	56.0	52.8	104.5	98.6
Interest expense, net	3.5	3.8	6.3	6.9
Investment and other loss, net	0.4	0.3	0.7	0.8
Earnings before income taxes	52.1	48.7	97.5	90.9
Income tax expense	15.7	12.6	27.6	23.8
Net earnings	$36.4	$36.1	$69.9	$67.1

Net earnings per share:
Basic	$1.45	$1.30	$2.75	$2.38
Diluted	$1.44	$1.28	$2.72	$2.33
Weighted average number of common shares outstanding:
Basic	25.1	27.7	25.4	28.2
Diluted	25.3	28.2	25.7	28.8

__________

(a)
Exclusive of depreciation and amortization.

	Three Months Ended June 30,		Six Months Ended June 30,
Components of depreciation and amortization:	2026	2025	2026	2025
Cost of sales	$14.3	$14.6	$28.6	$28.3
Selling, general and administrative expenses	0.7	0.5	1.4	0.9
Total depreciation and amortization	$15.0	$15.1	$30.0	$29.2

Additional information:
Gross profit (b)	$133.7	$124.3	$251.0	$238.7
Exclude: Depreciation and amortization	14.3	14.6	28.6	28.3
Non-GAAP gross profit	$148.0	$138.9	$279.6	$267.0
Gross margin (b)	59.6%	57.0%	58.4%	56.9%
Non-GAAP gross margin	66.0%	63.7%	65.1%	63.7%

SG&A as a % of total net sales (a)	33.3%	32.1%	33.1%	32.4%
Operating margin	25.0%	24.2%	24.3%	23.5%
Effective tax rate	30.1%	25.9%	28.3%	26.2%

__________

(b)
Inclusive of depreciation and amortization.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Six Months Ended June 30, 2026

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended June 30, 2026
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$133.7	$74.7	$56.0	25.0%	$36.4	$1.44
Exclude: Depreciation and amortization	14.3
Non-GAAP measures	148.0
Non-GAAP % of total net sales	66.0%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	2.3	1.0%	1.6	0.06
Share-based compensation expense	—	(9.3)	9.3	4.1%	6.7	0.26
Non-income tax, net	—	0.3	(0.3)	(0.1%)	(0.2)	(0.01)
Total Non-GAAP adjustments (b)	—	(9.0)	11.3	5.0%	8.1	0.32
Adjusted Non-GAAP measures (b)	$148.0	$65.7	$67.3	30.0%	$44.5	$1.76
Adjusted Non-GAAP % of total net sales	66.0%	29.3%

	For the Six Months Ended June 30, 2026
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$251.0	$142.1	$104.5	24.3%	$69.9	$2.72
Exclude: Depreciation and amortization	28.6
Non-GAAP measures	279.6
Non-GAAP % of total net sales	65.1%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	3.0	0.7%	2.1	0.08
Share-based compensation expense	—	(15.7)	15.7	3.7%	11.0	0.43
Non-income tax, net	—	0.3	(0.3)	(0.1%)	(0.2)	(0.01)
Gain on investment in an equity security (c)	—	—	—	—	(0.1)	—
Total Non-GAAP adjustments (b)	—	(15.4)	18.4	4.3%	12.8	0.50
Adjusted Non-GAAP measures (b)	$279.6	$126.7	$122.9	28.6%	$82.7	$3.22
Adjusted Non-GAAP % of total net sales	65.1%	29.5%

__________

(a)
Exclusive of depreciation and amortization.
(b)
Totals may not foot due to rounding.
(c)
Gain on investment in an equity security is included in investment and other loss, net on the Company’s Unaudited Condensed Consolidated Statements of Operations.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Six Months Ended June 30, 2025

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended June 30, 2025
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$124.3	$70.0	$52.8	24.2%	$36.1	$1.28
Exclude: Depreciation and amortization	14.6
Non-GAAP measures	138.9
Non-GAAP % of total net sales	63.7%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	1.0	0.5%	0.8	0.03
Share-based compensation expense	—	(7.5)	7.5	3.4%	5.4	0.19
Non-income tax, net	—	0.1	(0.1)	—	(0.1)	—
Gain on investments in equity securities (b)	—	—	—	—	(0.1)	—
Total Non-GAAP adjustments (c)	—	(7.4)	8.4	3.9%	6.0	0.21
Adjusted Non-GAAP measures (c)	$138.9	$62.6	$61.2	28.1%	$42.1	$1.49
Adjusted Non-GAAP % of total net sales	63.7%	28.7%

	For the Six Months Ended June 30, 2025
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$238.7	$135.8	$98.6	23.5%	$67.1	$2.33
Exclude: Depreciation and amortization	28.3
Non-GAAP measures	267.0
Non-GAAP % of total net sales	63.7%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	3.9	0.9%	2.9	0.10
Share-based compensation expense	—	(13.5)	13.5	3.2%	9.2	0.32
Gain on sale of long-lived assets	—	—	(0.5)	(0.1%)	(0.4)	(0.01)
Non-income tax, net	—	0.2	(0.2)	—	(0.1)	—
Gain on investments in equity securities (b)	—	—	—	—	(0.1)	—
Loss on debt extinguishment (d)	—	—	—	—	0.1	—
Total Non-GAAP adjustments (c)	—	(13.3)	16.7	4.0%	11.6	0.40
Adjusted Non-GAAP measures (c)	$267.0	$122.5	$115.3	27.5%	$78.7	$2.73
Adjusted Non-GAAP % of total net sales	63.7%	29.2%

__________

(a)
Exclusive of depreciation and amortization.
(b)
Gain on investments in equity securities is included in investment and other loss, net on the Company’s Unaudited Condensed Consolidated Statements of Operations.
(c)
Totals may not foot due to rounding.
(d)
Loss on debt extinguishment is included in interest expense, net on the Company’s Unaudited Condensed Consolidated Statements of Operations.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Segment Adjusted EBITDA and Supplementary Information

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated (a)
For the Three Months Ended June 30, 2026
Net sales	$65.7	$95.9	$33.7	$28.9	$—	$224.2
Adjusted EBITDA	$23.7	$40.2	$14.6	$11.9	$(8.1)	$82.3
Adjusted EBITDA margin %	36.1%	41.9%	43.3%	41.2%	nm	36.7%

Depreciation and amortization	$7.6	$1.7	$5.0	$0.7	$—	$15.0
Capital expenditures	$6.5	$2.1	$4.4	$0.2	$0.3	$13.5

For the Three Months Ended June 30, 2025
Net sales	$59.1	$93.5	$33.1	$32.4	$—	$218.1
Adjusted EBITDA	$22.4	$36.8	$14.2	$12.6	$(9.7)	$76.3
Adjusted EBITDA margin %	37.9%	39.4%	42.9%	38.9%	nm	35.0%

Depreciation and amortization	$7.7	$1.7	$4.7	$1.0	$—	$15.1
Capital expenditures	$8.5	$2.4	$4.3	$0.6	$0.9	$16.7

For the Six Months Ended June 30, 2026
Net sales	$124.3	$178.7	$66.8	$59.9	$—	$429.7
Adjusted EBITDA	$42.9	$73.9	$27.7	$24.0	$(15.6)	$152.9
Adjusted EBITDA margin %	34.5%	41.4%	41.5%	40.1%	nm	35.6%

Depreciation and amortization	$15.2	$3.3	$9.8	$1.7	$—	$30.0
Capital expenditures	$11.8	$3.6	$7.2	$0.5	$0.8	$23.9

For the Six Months Ended June 30, 2025
Net sales	$111.0	$177.4	$65.8	$65.0	$—	$419.2
Adjusted EBITDA	$36.3	$73.5	$27.0	$24.8	$(17.1)	$144.5
Adjusted EBITDA margin %	32.7%	41.4%	41.0%	38.2%	nm	34.5%

Depreciation and amortization	$14.7	$3.1	$9.5	$1.9	$—	$29.2
Capital expenditures	$14.7	$4.4	$8.8	$1.1	$1.0	$30.0

__________

(a)
Reconciliation of consolidated Adjusted EBITDA to net earnings (loss) is presented below.

nm - Not meaningful.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

	For the Six Months Ended June 30,
	2026	2025
Operating Activities
Net earnings	$69.9	$67.1
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	30.0	29.2
Provision for expected losses on accounts receivable	6.9	4.8
Share-based compensation expense	15.7	13.5
Deferred income taxes	1.9	(0.3)
Amortization of operating lease right-of-use assets	3.2	3.4
Other	(0.9)	(0.2)
Changes in operating assets and liabilities:
Receivables, net	(57.4)	(67.6)
Prepaid expenses and other current assets	(0.8)	2.9
Accounts payable	1.0	10.5
Income taxes payable and receivable	8.8	3.9
Accrued liabilities and other	(5.7)	(30.5)
Operating lease liabilities	(2.7)	(5.1)
Pension and other postretirement benefits plans contributions	(0.8)	(0.9)
Net cash provided by operating activities	69.1	30.7
Investing Activities
Capital expenditures	(23.9)	(30.0)
Other investing activities	0.1	0.1
Net cash used in investing activities	(23.8)	(29.9)
Financing Activities
Revolving facility borrowings	123.0	207.5
Payments on revolving facility borrowings	(87.5)	(130.5)
Payments on long-term debt	(2.9)	(126.4)
Proceeds from issuance of long-term debt	—	115.0
Debt issuance costs	—	(2.2)
Treasury share repurchases	(76.2)	(88.7)
Cash received for common stock issuances	—	1.5
Finance lease payments	(0.4)	(1.7)
Net cash used in financing activities	(44.0)	(25.5)
Effect of exchange rate on cash and cash equivalents	(0.5)	1.2
Net increase (decrease) in cash and cash equivalents	0.8	(23.5)
Cash and cash equivalents at beginning of year	24.5	57.3
Cash and cash equivalents at end of period	$25.3	$33.8
Supplemental cash flow information:
Income taxes paid, net of refunds	$16.7	$20.8
Interest paid	$6.8	$5.6
Non-cash investing activities:
Capitalized software included in accounts payable	$3.2	$4.6

Additional Information:
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$74.7	$68.4	$69.1	$30.7
Less: capital expenditures	13.5	16.7	23.9	30.0
Free Cash Flow	$61.2	$51.7	$45.2	$0.7

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of Reported to Organic Net Sales - By Segment

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Three Months Ended June 30, 2026	$65.7	$95.9	$33.7	$28.9	$224.2

For the Three Months Ended June 30, 2025	$59.1	$93.5	$33.1	$32.4	$218.1

Net sales change	11.2%	2.6%	1.8%	(10.8%)	2.8%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	0.2%	—	0.3%	—	0.1%

Net organic sales change	11.0%	2.6%	1.5%	(10.8%)	2.7%

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Six Months Ended June 30, 2026	$124.3	$178.7	$66.8	$59.9	$429.7

For the Six Months Ended June 30, 2025	$111.0	$177.4	$65.8	$65.0	$419.2

Net sales change	12.0%	0.7%	1.5%	(7.8%)	2.5%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	0.4%	0.2%	0.8%	—	0.3%

Net organic sales change	11.6%	0.5%	0.7%	(7.8%)	2.2%

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of Reported to Organic Net Sales - By Services and Products

(UNAUDITED)

(in millions)

	Software Solutions	Tech-enabled Services	Print and Distribution	Consolidated
Reported Net Sales:
For the Three Months Ended June 30, 2026	$99.4	$90.2	$34.6	$224.2

For the Three Months Ended June 30, 2025	$92.2	$85.2	$40.7	$218.1

Net sales change	7.8%	5.9%	(15.0%)	2.8%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	0.2%	—	—	0.1%

Net organic sales change	7.6%	5.9%	(15.0%)	2.7%

	Software Solutions	Tech-enabled Services	Print and Distribution	Consolidated
Reported Net Sales:
For the Six Months Ended June 30, 2026	$191.1	$160.3	$78.3	$429.7

For the Six Months Ended June 30, 2025	$176.8	$161.7	$80.7	$419.2

Net sales change	8.1%	(0.9%)	(3.0%)	2.5%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	0.5%	0.2%	0.1%	0.3%

Net organic sales change	7.6%	(1.1%)	(3.1%)	2.2%

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	June 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Net earnings (loss)	$35.2	$36.4	$33.5	$6.2	$(40.9)
Adjustments
Restructuring, impairment and other charges, net	9.5	2.3	0.7	5.6	0.9
Share-based compensation expense	33.6	9.3	6.4	11.1	6.8
Pension plan settlement charge	82.8	—	—	—	82.8
Accelerated rent benefit	(1.6)	—	—	—	(1.6)
Non-income tax, net	(0.4)	(0.3)	—	(0.1)	—
Depreciation and amortization	60.1	15.0	15.0	14.9	15.2
Interest expense, net	12.3	3.5	2.8	3.1	2.9
Investment and other loss, net	2.2	0.4	0.3	1.1	0.4
Income tax expense (benefit)	14.5	15.7	11.9	3.9	(17.0)
Total Non-GAAP adjustments	213.0	45.9	37.1	39.6	90.4
Adjusted EBITDA	$248.2	$82.3	$70.6	$45.8	$49.5

Software solutions	$372.7	$99.4	$91.7	$90.9	$90.7
Tech-enabled services	296.9	90.2	70.1	68.0	68.6
Print and distribution	107.9	34.6	43.7	13.6	16.0
Total net sales	$777.5	$224.2	$205.5	$172.5	$175.3

Adjusted EBITDA margin %	31.9%	36.7%	34.4%	26.6%	28.2%

	For the Twelve Months Ended	For the Three Months Ended
	June 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Net earnings	$82.1	$36.1	$31.0	$6.3	$8.7
Adjustments
Restructuring, impairment and other charges, net	7.4	1.0	2.9	2.1	1.4
Share-based compensation expense	26.2	7.5	6.0	6.0	6.7
Non-income tax, net	(0.6)	(0.1)	(0.1)	(0.1)	(0.3)
Gain on sale of long-lived assets	(0.5)	—	(0.5)	—	—
Gain on sale of a business	(0.4)	—	—	(0.4)	—
Depreciation and amortization	61.2	15.1	14.1	14.8	17.2
Interest expense, net	12.5	3.8	3.1	2.5	3.1
Investment and other loss (income), net	0.2	0.3	0.5	(0.3)	(0.3)
Income tax expense	31.3	12.6	11.2	0.8	6.7
Total Non-GAAP adjustments	137.3	40.2	37.2	25.4	34.5
Adjusted EBITDA	$219.4	$76.3	$68.2	$31.7	$43.2

Software solutions	$340.6	$92.2	$84.6	$81.6	$82.2
Tech-enabled services	297.4	85.2	76.5	60.5	75.2
Print and distribution	117.0	40.7	40.0	14.2	22.1
Total net sales	$755.0	$218.1	$201.1	$156.3	$179.5

Adjusted EBITDA margin %	29.1%	35.0%	33.9%	20.3%	24.1%

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Debt and Liquidity Summary

(UNAUDITED)

(in millions)

Total Liquidity	June 30, 2026		December 31, 2025		June 30, 2025
Availability
Stated amount of the Revolving Facility (a)	$300.0		$300.0		$300.0
Less: availability reduction from covenants	—		—		—
Amount available under the Revolving Facility	300.0		300.0		300.0

Usage
Borrowings under the Revolving Facility	96.5		61.0		77.0
Impact on availability related to outstanding letters of credit	1.4		1.4		1.5
Amount used under the Revolving Facility	97.9		62.4		78.5

Availability under the Revolving Facility	202.1		237.6		221.5

Cash and cash equivalents	25.3		24.5		33.8

Net Available Liquidity	$227.4		$262.1		$255.3

Term Loan A Facility	$107.8		$110.7		$113.6
Borrowings under the Revolving Facility	96.5		61.0		77.0
Unamortized debt issuance costs	(0.3)		(0.4)		(0.5)
Total debt	204.0		171.3		190.1
Less: current portion of long-term debt	5.8		5.8		5.8
Long-term debt	$198.2		$165.5		$184.3

Adjusted EBITDA for the twelve months ended June 30, 2026 and 2025, and the year ended December 31, 2025	$248.2		$239.8		$219.4

Non-GAAP Gross Leverage (defined as total debt divided by Adjusted EBITDA)	0.8	x	0.7	x	0.9	x

Non-GAAP Net Debt (defined as total debt less cash and cash equivalents)	178.7		146.8		156.3

Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by Adjusted EBITDA)	0.7	x	0.6	x	0.7	x

__________

(a)
The Company has a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Consolidated Net Leverage Ratio, both as defined and calculated in the credit agreement. As of June 30, 2026, there were $96.5 million of borrowings outstanding under the Revolving Facility as well as $1.4 million in outstanding letters of credit and bank guarantees, all of which reduced the availability under the Revolving Facility. Based on the Company’s results of operations for the twelve months ended June 30, 2026 and existing debt, the Company would have had the ability to utilize the remaining $202.1 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the Revolving Facility agreement.